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Board of Directors
Ventor Group, Inc.


We consent to the use of our report incorporated herein by reference.



New York, New York
August 28, 1998

                                                  /s/ KPMG Peat Marwick
                                                  ---------------------
                                                  KPMG Peat Marwick LLP